RMB Capital Loan Agreement

Agreement No. 0182008305

Type of Loan: Liquidate fund loan

Borrower (Party A): Shenzhen E’Jenie Technology Development Ltd.

Address:	A3 Building Industrial zone Pinghu North Road

Longgang District

Shenzhen

Legal representative: Fang Xuemei	Zip code: 518111

Fax: 0755-61268895	Telephone: 0755-61268588

Lender (Party B):  Shenzhen City Branch of China Construction Bank

Address:  Luohu Financial District

Legal representative: Tian Huipin	Zip code: 518010

Fax:	Telephone:

According to applicable laws and regulations of the People's Republic of China (the "PRC"), the Borrower and Lender, after reaching an agreement through negotiations, hereby enter into this agreement pursuant to Borrower's application to Lender for a working capital loan (the "Loan")

Article 1 Loan Amount

The actual principal borrowed by Borrower from Lender is ¥15,000,000.

Article 2 Purpose of loan:

The loan under this Loan Agreement shall be solely used as liquidity capital. Borrower shall not divert the funds under this loan agreement to any other purpose.

Article 3 Loan term:

This agreement is valid for one year, starting from August 25, 2008 to August 24, 2009.

If the starting date on this agreement varies from the date on the Loan Deposit Certificate, the date on this agreement will be adjusted based on the date stated on Deposit Certificate which the first deposit was made.

Loan Deposit Certificate is one of the components of this agreement and has equal legal effect as this agreement.

Article 4 Loan interest rate, Violation interest rate, and calculation

I.	Loan interest rate
The interest rate on this agreement is on annual basis, and the interest is the third one:
a.	Fix rate, %, within the loan term, the interest will not change.
b.	Fix rate, starting from the effective date, the interest rate will fluctuate % around the basic rate %
c.	Floating rate, starting from the initial interest date, will increase 15% than the bench rate and before principal and interest get pay up, the interest rate will be adjusted every three months.
II.	Violation interest rate
1.	Violation rate will be activated if Party A uses the fund for purpose other than prescribing in this loan agreement. The violation rate will be floating up by 100% of the loan interest rate.
2.	The violation rate on the unpaid portion of the loan will be floating up by 50% after the loan term expires.
3.	If both of violations described in 1 and 2 happens, a violation rate in 1 will be in place.
III.	The initial interest date will be the date Party B has completed transferred the loan the account that Party A designated.

A bench rate means that the interest rate in the same period issued by China People Bank on the initial interest date.

IV.
The formula for calculating the interest is as follows: Interest on the loan = (the prescribed interest rate under this Loan Contract) x (Loan amount) x (actual days of use), where actual days of use is calculated from the day the Loan is issued.

V.	Settlement of the interest

1.
Fixed rate loan should calculate interest payment based on the designated rate prescribed in the agreement. Floating rate loan should base on the floating rate in that certain period to calculate interest payment.

2.
Settlement of interest under this Loan Contract is to be calculated per month. The settlement date is the 20th day of each month. All principal and interest shall be paid in full on the day the term of the Loan expires.

Article 5 The use and release of the fund

I.	Prerequisites
Party B shall release fund, Unless Party A fulfill all the prerequisites below

1.	Party A has performed all legally-required procedures such as obtaining government licenses, approvals and registration and other procedures Party B may require.
2.	Party A has created accounts to receive fund and to repay loan.
3.	Party A has not breached any one of the provisions listed in the agreement.
4.	No such supervision or regulation forbid to release fund to party A
5.	Other prerequisites:
a.	Party A shall settle all previous balance from Party B
b.	All properties of Party A shall not be transferred during the loan term
c.	The settlement amount in China Construction Bank could not be lower than 50%

II.	Plan to use the fund
All the fund will be spend in one time.

Article 6 Repayment of the Loan

I.	Repayment Basis
Party B has the right to use the repayment to pay for all related fee that Party A is responsible for.

II.	Interest
Party a shall repay interest on the interest settlement date. The initial interest date is the first interest settlement date. The last repayment will clear all the interest and principle.

III.	Plan to repay principle
Monthly payment of ¥500,000 Rmb from the 7th month after fund released

IV.	Repayment method
Party A should deposit repayment fully in the account created in Party B before the repayment date. Or Party a could transfer from other account to make the repayment.

Article 7. Party A Rights and Obligations

I. Rights of Party A

1.	Party A has right to request Party B to release fund according to the agreement

2.	Party A shall not use the loan funds for other purpose than that prescribed under this agreement.

3.	Under certain condition, Party A could apply for extension.

4.
Party A could request party B to keep a secret for Party A in financial information and business operating detail, and repayment credit, with exception of exposure according to laws and regulations or at the request of supervision divisions.

5.	Party A has right to refuse bribery requested from party B. Party A also has right to report the case to the certain supervision division.

II Obligation of Party A

1.	Party A is responsible for full repayment of principle and interest according to the agreement as well as all professional fees in handling the agreement.

2.
Party A is responsible for that it will cooperate with Lender on the supervision and inspection of the use of the funds borrowed under this Loan Agreement and of the business condition of Borrower and that it will promptly provide all financial statements including balance sheet and income statement of last quarter within 7 business days of the current quarter as well as cash flow at the year end and related materials needed by Party B, which Party A warrants to be true, complete and accurate.

3.
Party A warrants that it will issue written notices to Party B upon occurrence or possible occurrence of the following events including company names change, legal representative change, address change and etc. within seven business days.

4.	Party A should use the funds under all provisions of the Loan Agreement and should not use the funds to commit any illegal activities.

5.	Party A should follow all government issued environment regulation if the funds are used to manufacturing and construction.

6.	Party A could not use assets that are generated from this loan to provide guarantee service to the third party without permission of party B.

7.	Party A should report all material information of related party who owns 10% of net asset of party A if Party A is group client.

8.	Party A should guarantee to obtain certain government approval or fund for the project.

Article 8. Obligation and Rights of Party B

1.	Party B has right to require party A to pay principle and interest fully according to the agreement.

2.	Release loan according to the agreement.

3.
Party B shall keep a secret for Party A in financial information and business operating detail, and repayment credit, with exception of exposure according to laws and regulations or at the request of supervision divisions.

4.	Party B shall not request bribery in any method from party A.

Article 9. Default Liability and Remedy

I. Party B Default

1.	Party A could still require Party B to release fund fully if Party B refuse to release fund due to unreasonable reason.
2.	Party A could claim for return if Party B requests unreasonable fees.

II. Situation if Party A Default

1.	Party A breach this loan agreement or disobey any legal regulation.
2.	Party A declares or act as declare not to take any obligation in the agreement.

III. Situation of negative affection of the benefit of Party B

1.	All possible situations that negative affection to performance of the legal representative and the company.
2.	Any prerequisite of the loan agreement could not be fulfilled consistently.
3.	Guarantor could not perform its duty in regards of the guarantee agreement.

IV. Remedy of Party B

Party B has the right to take below actions if any of the situations in Section II and Section III happens:

1.	Stop releasing loan.
2.	Announce that the loan expired immediately and request party A to repay all remaining balance of principle and interest fully.
3.	Refuse to release remaining loan and also request Party A to pay default fee as of 17.181% of the total released fund if party does not use the fund according to this loan agreement.
4.	All unpaid portion of the loan shall be based on fine interest rate and under the same repayment manner as this loan agreement.
5.	Other remedies, not limited to:
a.	Deduct from other China Construction Bank accounts of Party A.
b.	Use Guarantee rights.
c.	Continually request Party A provide new guarantor for the loan.
d.	Terminate the loan agreement.

Article 10 Other Provisions

I. Related Fees

Party A is undertaking all expenses arousing from creating this loan agreement as well as fees that incurred by Party B in all kinds of actions to ensure loan is fully repaid according to the agreement.

II. The use of information of Party A

Party A agrees Party B to disclose credit information to credit department of China People Bank in order to establish credit information data base.

III. Party A shall provide a written notice to Party B if name or address changed.

IV. Should any disputes happen in the process of performing the Agreement, all parties shall resolve them through consultations, if no settlement is reached; either of the parties may go to law in the local People’s Court where Party B lives.

Article 11 Authorized Branch

Tianbei Branch of China Construction Bank is authorized by Party B is taking full responsibilities of party B after the agreement become effective.

Article 12 Announcement Provisions

I.	Party A should know clearly about business scope and authorized rights of Party B
II.	Party A shall read this agreement thoroughly and Party B has explained all the provisions .

Party A (seal):

Signature of Legal representative:

Date:

Party B (seal):

Signature of Legal representative:

Date: